CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorportation by reference in the registration statement of US 1 Industries, Inc. on Form S-8 (Commission File No. 1-8129) of our report, which includes an explanatory paragraph regarding the ability of US 1 Industries to continue as a going concern, dated
March 27, 1998 on our audit of the financial statements of US 1 Industries, Inc. and Subsidiaries as of December 31, 1997 and 1996 and for the years then ended.




COOPERS & LYBRAND L.L.P.



Chicago, Illinois
March 27, 1998